UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 14, 2017

DAVIDsTEA Inc.

 (Exact name of registrant as specified in charter)

Canada	001‑37404	98‑1048842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier, Mount-Royal,

Québec, Canada

 (Address of Principal Executive Offices)

H4P 1M2

 (Zip Code)

(888) 837‑0006

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, DAVIDsTEA Inc. (the “Company”) appointed Howard Tafler to serve as Interim Chief Financial Officer, such appointment to become effective on August 14, 2017, in addition to his role as Chief Accounting Officer.

Mr. Tafler, age 47, joined the Company in January 2010 serving as Chief Accounting Officer and helped launch the Company’s initial public offering in 2015.  Prior to joining the Company, Mr. Tafler worked at a national accounting firm and was the Chief Financial Officer of a manufacturing company from 2003 to 2009. Mr. Tafler is also a chartered accountant and a CPA.

Except as described in the employment agreement entered into by the Company and Mr. Tafler effective August 14, 2017 in connection with Mr. Tafler’s appointment (the “Employment Agreement”), there is no arrangement or understanding between Mr. Tafler and any other person pursuant to which Mr. Tafler was selected as an officer. There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Tafler has a direct or indirect material interest. There are no family relationships between Mr. Tafler and any of the directors or officers of the Company or any of its subsidiaries.

Pursuant to the terms of the Employment Agreement, Mr. Tafler will receive a base salary of CAD$246,255 and be eligible to receive an annual cash performance bonus. Mr. Tafler will continue to be eligible to participate in the Company’s 2015 Omnibus Plan. The Employment Agreement also provides for certain payments to Mr. Tafler in the event of a termination for “cause”, upon resignation for “good reason”, as well as following a “change of control” of the Company (as each term is defined in the Employment Agreement). In addition, the Employment Agreement contains certain restrictive covenants, including a non-competition, non-solicitation and confidentiality provision, for the benefit of the Company.

In addition, Sarah Segal, who joined the Company’s Board of Directors (the “Board”) in 2012, informed the Board that she will be stepping down as a director as she will be joining the Company’s management team effective August 16, 2017, as Head of Product Development and Innovation. Ms. Segal will remain on the Board until her successor is appointed, which is expected to be completed at the next regular Board meeting scheduled for September 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Joel Silver
Name:	Joel Silver
Title:	President and Chief Executive Officer

Date: August 16, 2017